[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE QUASAR FUND

10f-3 TRANSACTIONS FOR THE PERIOD APRIL 1, 2000 THROUGH MAY 31, 2000
                                                                             Total    % of
                                                                  Shares     Shares   Offering                       Shares
                              Date     Shares   % of FundPrice perPurchased bOffered  PurchasedPurchased             Held
Security*                     PurchasedPurchasedAssets   Share    Fund Group (000)    By Group(From                  05/31/00
I3 Mobile                     04/06/00 2,800    0.00%    $16.00   15,700     5,100    0.31%    Bear Stearns          0
Go America Inc.               04/06/00 44,200   0.00%    $16.00   201,200    10,000   2.01%    Bear Stearns          0
DDI Corp.                     04/11/00 784,500  0.00%    $14.00   1,407,500  12,000   11.73%   First Boston          784,500
Genomic Solutions Inc.        05/05/00 199,900  0.00%    $8.00    401,400    7,000,0000.01%    UBS Warburg           256,400

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 2000 THROUGH AUGUST 31, 2000
                                                                             Total    % of
                                                                  Shares     Shares   Offering                       Shares
                              Date     Shares   % of FundPrice perPurchased bOffered  PurchasedPurchased             Held
Security*                     PurchasedPurchasedAssets   Share    Fund Group (000)    By Group(From                  08/31/00
Community Health Systems Inc  06/08/00 21,000   0.00%    $13.00   59,300     18,750   0.32%    First Union Capital   0
Virage Inc                    06/28/00 66,000   0.00%    $11.00   123,400    3,500,0003.53%    CS First Boston Corp. 186,200
Network Engines Inc.          07/13/00 5,900    0.00%    $17.00   34,400     6,500,0000.53%    FleetBoston Robertson 0
Variagenics                   07/20/00 17,300   0.00%    $14.00   62,800     5,000,0001.26%    CS First Boston Corp. 0
SMTC Corporation              07/20/00 17,900   0.00%    $16.00   113,900    11,000,001.04%    Lehman Brothers       346,800
Gemini Genomics PLC           07/25/00 40,400   0.00%    $14.00   77,200     6,000,0001.29%    SG Cowen Securities   0
Speechworks International     08/01/00 2,300    0.00%    $20.00   11,000     4,750,0000.23%    Lewco Securities      0
Silicon Valley Bancshares     08/01/00 38,800   0.00%    $42.19   74,500     2,000,0003.73%    Merrill Lynch Pierce  102,100
Entravision Communications Cor08/02/00 272,200  0.00%    $16.50   499,000    46,000,001.08%    Merrill Lynch Pierce  537,800
3-Dimensional Pharmaceuticals 08/03/00 12,000   0.00%    $15.00   50,000     5,000,0001.00%    Bear Stearns Securitie0
Advanced Power Technology Inc.08/08/00 37,000   0.00%    $15.00   71,400     3,500,0002.04%    Stephens Inc          0
Telecommunications Systems Inc08/08/00 2,600    0.00%    $17.00   15,600     4,700,0000.33%    Lewco Securities      0
Orient Repress Hotels Inc     08/09/00 152,600  0.00%    $19.00   342,900    10,000,003.43%    Merrill Lynch Pierce  294,600
Spinnaker Exploration Co      08/10/00 5,000    0.00%    $26.25   556,900    4,900,00011.37%   Banc America Securitie335,100
Regeneration Technologies Inc 08/26/00 1,700    0.00%    $14.00   7,200      5,700,0000.13%    Banc America Securitie0
Entravision Communications Cor08/31/00 30,800   0.00%    $19.76   499,000    46,000,001.08%    Merrill Lynch Pierce  537,800

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 2000 THROUGH SEPTEMBER 30, 2000
                                                                             Total    % of
                                                                  Shares     Shares   Offering                       Shares
                              Date     Shares   % of FundPrice perPurchased bOffered  PurchasedPurchased             Held
Security*                     PurchasedPurchasedAssets   Share    Fund Group (000)    By Group(From                  09/30/00
Curon Medical                 09/21/00 15,700   0.00%    $11.00   67,500     5,000,0001.35%    UBS Warburg LLC       0
TTM Technologies              09/21/00 90,600   0.00%    $16.00   173,900    7,500,0002.32%    FleetBoston Robertson 2,227,800
Ciphergen                     09/28/00 14,400   0.00%    $16.00   62,700     5,550,0001.14%    SG Cowen Securities   460,800
Vastera Inc                   09/28/00 11,700   0.00%    $14.00   61,200     6,000,0001.02%    DB Clearing Services  0
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* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the purchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an
Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.